UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 23, 2006

BLAIR CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-00878	25-0691670
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer File Number)
220 Hickory Street, Warren, Pennsylvania		16366-0001
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (814) 723-3600

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

(17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

(17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Principal Officers; Election of Directors;
Appointment of Principal Officers.

On August 23, 2006, Blair Corporation (the “Company”) issued a press release announcing the appointment of two senior executives. Adelmo S. Lopez has been appointed Senior Vice President, Chief Financial Officer/Chief Operating Officer (CFO/COO) of the Company, effective September 11, 2006. Audrey Garrett has been appointed Senior Vice President of Marketing Development of the Company, effective September 5, 2006. The information contained in the press release, which is attached to this report as Exhibit 99.1, is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(a)	Financial statements of businesses acquired.
Not applicable.

(b)	Pro forma financial information.
Not applicable

(c)	Shell company transactions
Not applicable

(d)	Exhibits.
Exhibit 99.1 press release dated August 23, 2006

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 23, 2006	BLAIR CORPORATION
	By:	/S/ JOHN E. ZAWACKI
John E. Zawacki President and Chief Executive Officer

	By:	/S/ DANIEL R. BLAIR
Daniel R. Blair Corporate Secretary

EXHIBIT 99.1

FOR RELEASE:

CONTACTS:
Blair Corporation
Jude Dippold, Director of Corporate Communications
814 728-8084

BLAIR CORPORATION APPOINTS SENIOR EXECUTIVES

WARREN, Pa., (August 23, 2006) – Blair Corporation (Amex: BL), (www.blair.com), a national catalog and multi-channel direct marketer of women’s and men’s apparel and home products, today announced the appointment of two senior executives. Adelmo S. Lopez has been appointed Senior Vice President, Chief Financial Officer/Chief Operating Officer (CFO/COO), effective September 11, 2006. Audrey Garrett has been appointed Senior Vice President of Marketing Development, effective September 5, 2006.

As CFO/COO, Mr. Lopez will oversee all financial matters, product procurement, fulfillment, and corporate administration to maximize operating performance. In his role as Chief Financial Officer, Mr. Lopez replaces Larry Pitorak, a Partner of Tatum L.L.C., an executive services and consulting firm, who has served as interim CFO since September, 2005. To assist with the transition, Mr. Pitorak will remain with the Company through the end of February, 2007.

In her position as Senior Vice President of Marketing Development, Ms. Garrett will be responsible for directing Blair’s efforts in corporate branding and marketing strategies, maximizing the growth of the e-commerce channel, improving the customer experience and coordinating the business activities of Customer Services, Advertising and Marketing.

Mr. Lopez brings to Blair extensive experience in the apparel industry and in the international arena. In his most recent position, he served as Group General Manager, responsible for five strategic business units, at Russell Corporation, a $1.4 billion branded athletic, activewear and outdoor company. Prior to assuming that position, he was Vice President, Mass Retail, at Russell.

Before joining Russell, Mr. Lopez served as Vice President and Chief Financial Officer of Dole Fresh Fruit International, a $1.6 billion subsidiary of Dole Food Company, and as Regional Vice President of Frito Lay. Prior to those positions, he held a series of executive positions in Sara Lee Corporation and its subsidiaries and joint ventures. These included Group Vice President and Chief Financial Officer for the Sara Lee’s Branded Apparel, Latin American Group, and Vice President of Administration and Chief Financial Officer for Axa Alimentos S.A. de C.V., a joint venture between Sara Lee and AXA, a $1.5 billion Mexican conglomerate. Mr. Lopez also was Manager of International Planning and Analysis for the Sara Lee Meat Group.

Mr. Lopez is a graduate of the University of Illinois at Chicago with an honors degree in accounting and is a Certified Public Accountant. He attended Northwest University-Kellogg’s Executive Program and the Instituto Tecnologico de Monterrey’s Graduate School of Management. In addition he holds a Masters of Business Administration and a Certificate in Latin American Business from Vanderbilt University’s Owen Graduate School of Management.

Ms. Garrett is currently the owner and President of a direct marketing consulting firm based in Boca Raton, Fla. Prior to establishing her firm, she was Director of Direct Mail for Office Depot, Inc., where she was responsible for over $200 million in direct sales through retail stores, call centers and Web site channels. Later, as Chief Operating Officer of Skinstore.com, a leading health and beauty retailer, Ms. Garrett applied analytical discipline to help lead an Internet company to success as a multi-channel marketing firm. Prior to joining Skinstore.com, she served as Vice President of Specialty Catalogs for Seta Corporation, where she launched the startup of two new catalogs and was responsible for merchandise selection and management of customer databases. Also, during her more than ten years at Transamerica Mailings, Ms. Garrett served in numerous executive positions, including President, Executive Vice President, Vice President-Marketing, and Director of Marketing.

Ms. Garrett is a graduate of Bombay University’s Sydenham College where she majored in accounting and financial management. She holds a Masters of Business Administration from Virginia Polytechnic Institute and State University where she majored in marketing and management science.

In announcing the two senior-level appointments, Blair’s President and Chief Executive Officer John Zawacki said, “The addition of Mr. Lopez and Ms. Garrett brings our management team to full strength. Their talents and wide range of experience will help position the Company for renewed growth and performance as we move forward.”

ABOUT BLAIR

Headquartered in Warren, Pennsylvania, Blair Corporation sells a broad range of women’s and men’s apparel and home products through direct mail marketing and its Web site www.blair.com. Blair Corporation employs approximately 1,900 associates (worldwide) and operates facilities and retail outlets in Northwestern Pennsylvania as well as a catalog outlet in Wilmington, Delaware. The Company, which has annual sales of approximately $450 million, is publicly traded on the American Stock Exchange (Amex: BL). For additional information, please visit http://www.blair.com.

This release contains certain statements, including without limitation, statements containing the words "believe," "plan," "expect," "anticipate," "strive," and words of similar import relating to future results of the Company (including certain projections and business trends) that are "forward-looking statements" as defined in the Private Securities Litigation Reform Act of 1995. Actual results may differ materially from those projected as a result of certain risks and uncertainties, including but not limited to, changes in political and economic conditions, demand for and market acceptance of new and existing products, as well as other risks and uncertainties detailed in the most recent periodic filings of the Company with the Securities and Exchange Commission.